Liberty Gold Corp

CERTIFICATE NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP NO.

PAR VALUE $0.0001
COMMON STOCK

Not a Valid Shareholder Cert SPECIMEN ONLY

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

Liberty Gold Corp

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Lynn Harrison

Lynn Harrison
President/CEO

Frank J. Hariton
Secretary

Liberty Gold Corp
Corporate
Seal
Delaware

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701
727.289.0010